Letterhead of Allstate Financial Corporation


January 10, 2001


Mr. C. Fred Jackson


Dear Fred:

         Allstate Financial Corporation ("Allstate") hereby notifies you in accordance with paragraph 2 of the Employment and Compensation Agreement ("Agreement") between you and Allstate dated September 1, 1998, that effective today Allstate will stop extending the term of your employment.

         Therefore, the term of your agreement with Allstate shall end on the 10th day of January 2002.



                                            Sincerely,


                                            David W. Campbell
                                            Chairman